FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


     This FIFTH AMENDMENT (this "Amendment"), dated as of December 31, 1996, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), THE PEASANT RESTAURANTS, INC., a Delaware corporation having its principal place of business at 489 Peachtree Street, N. E., Atlanta, Georgia 30308 ("Peasant"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), THE FIRST NATIONAL BANK OF BOSTON ("FNBB") in its individual capacity as a Lender, and IMPERIAL BANK, as a Lender, amends (a) the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996, the Fourth Amendment dated as of December 26, 1996, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders, and (b) each of the Security and Pledge Agreements (as defined in the Credit Agreement). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Agent, the Borrowers, and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement and the Security and Pledge Agreements to permit the Lenders to hold differing percentages of the term loan facility and the revolving credit facility provided for in the Credit Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     ss.1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in ss.4 hereof, the Credit Agreement is hereby amended as follows:

     ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate places in the alphabetical sequence:

     "Term Loan Percentage. With respect to each Lender, the percentage set forth beside its name below (subject to adjustment upon any assignments permitted by ss.17 hereof):"

          "Lender                            Percentage"
          -------                            -----------

          "FNBB                               75%"
          "Imperial Bank"                     25%"
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                                      -2-


     "Total Percentage. With respect to each Lender, that portion of the Term Loan and Revolving Credit Commitment (or, if the Revolving Credit Commitments are terminated, Revolving Credit Loans, Letter of Credit Participations in Unpaid Reimbursement Obligations and participating interests in the risk relating to outstanding Letters of Credit) held by such Lender as a percentage of the sum of (a) the outstanding principal amount of the Term Loan, plus (b) the greater of (i) the Revolving Credit Commitment Amount or (ii) the outstanding principal amount of the Revolving Credit Loans, Unpaid Reimbursement Obligations and the Maximum Drawing Amount."

     ss.1.2. Changes in Certain Definitions. Section 1 of the Credit Agreement is hereby amended as follows:

     (a) by amending the definition of Majority Lenders to read as follows:

     "Majority Lenders. As of any date, the Lenders representing at least fifty percent (50%) of the Lenders on such date (calculated by number of Lenders without regard to the Loans, Commitment Percentages, or Term Loan Percentages thereof) and whose aggregate Total Percentages aggregate to at least fifty-one percent (51%); provided, however, if at any time when there are less than three
(3) Lenders, Majority Lenders shall mean the Lenders whose aggregate Total Percentages aggregate to at least fifty-one percent (51%)."

     (b) by amending the table contained in the definition of Commitment Percentage to read as follows:

          "Lender                            Percentage"
          -------                            -----------

          " FNBB                              75%"
          "Imperial Bank"                     25%"

     (c) by deleting from the definition of Revolving Credit Commitment the second sentence thereof.

     ss.1.3. Term Loan. Section 2.6 of the Credit Agreement is hereby amended as follows:

     (a) by replacing in every instance the word "Commitment" with the words "Term Loan"; and

     (b) by inserting in ss.2.6(c) after every instance of the phrase "ratable account of the Lenders" the phrase "in accordance with each Lender's Term Loan Percentage".

     ss.1.4. Payments. Section 4.2 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the word "ratably" from line 11; and

     (b) by inserting after the phrase "Commitment Percentage" the phrase "or, as the case may be, applicable Term Loan Percentage".

     ss.1.5. Failure to Make Funds Available. Section 4.10 of the Credit Agreement is hereby amended as follows:
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                                      -3-


     (a) by deleting in ss.4.10(a) the words "of the Loans requested" and replacing them with the phrase "of the Revolving Credit Loans requested and/or its Term Loan Percentage of the Term Loan, as applicable";

     (b) by deleting in ss.4.10(b) the words "of the Loans" in line 3 and replacing them with the phrase "of the Revolving Credit Loans and/or the Term Loan Percentage of the Term Loan, as applicable";

     (c) by inserting in clause (ii) of ss.4.10(b) after the word "borrowing" the phrase "with respect to Revolving Credit Loans and/or Term Loan Percentage of such borrowing with respect to the Term Loan, as applicable,"; and

     (d) by inserting in clause (iii) of ss.4.10(b) after the word "borrowing" the phrase " with respect to Revolving Credit Loans and/or Term Loan Percentage of such borrowing with respect to the Term Loan, as applicable,".

     ss.1.6. Setoff. Section 12 of the Credit Agreement is hereby amended as follows:

     (a) by inserting in ss.12(b) before the words "Loan", "Loans", and "Notes", in each instance, the phrase "Revolving Credit";

     (b) by inserting inss.12(c) after the word "may" in line 4 the phrase ",but only with the consent of the Majority Lenders,"; and

     (c) by replacing in ss.12(d)(ii) the phrase "pro rata;" with the phrase "ratably in accordance with the amount of such Obligations of such type as shall be owing to the respective Lenders;".

     ss.1.7. Payments to Agent. Section 13.5.1 of the Credit Agreement is hereby amended by replacing the phrase "pro rata" with the word "applicable".

     ss.1.8. Indemnity. Section 13.7 of the Credit Agreement is hereby amended by inserting after the words "ratably agree hereby" the phrase ",according to each Lender's Total Percentage,".

     ss.1.9. Agent as Lender. The text of Section 13.8 of the Credit Agreement is hereby amended to read as follows:

     "Agent as Lender. In its individual capacity, FNBB shall have the same obligations and the same rights, powers, and privileges in respect of its lending commitments and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letters of Credit Participations, as it would have if it were not also the Agent."

     ss.1.10. Duties in the Case of Enforcement. Section 13.11 of the Credit Agreement is hereby amended by inserting after the phrase "hereby agreeing ratably" the phrase ",according to each Lender's Total Percentage,".

     ss.1.11. Assignment. Section 17(a) of the Credit Agreement is hereby amended as follows:

     (a) by deleting the words "a portion of its" in the third line thereof and replacing them with the words "portions of its Term Loan Percentage,";
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                                      -4-


     (b) by deleting the words "same portion" and replacing them with the words "related respective portions";

     (c) by replacing the text of clause (i) of such subsection with the text "each such assignment shall be of a constant, and not a varying, percentage of all the assignor's rights and obligations in respect of the Revolving Credit Commitment and the Revolving Credit Loans (and the risk relating to Letters of Credit), or the Term Loan, as the case may be, under this Agreement;"; and

     (d) by replacing the word "and" in clause (ii) of such subsection with the phrase "and/or (as the case may be)".

     ss.1.12. Participations. Section 17(e) of the Credit Agreement is hereby amended by inserting after the phrase "Revolving Credit Commitment" the phrase " or Term Loan portion".

     ss.1.13. Consents, Amendments, Waivers, Etc.. Section 21 of the Credit Agreement is hereby amended as follows:

     (a) by inserting in clause (d) thereof after the words "Majority Lenders" the added words " or the definition of Total Percentage hereunder";

     (b) by inserting in clause (d) thereof after the words "Commitment Percentage" the words ", Term Loan Percentage, Total Percentage"; and

     (c) by inserting in clause (f) thereof after the words "Commitment Percentage" the words ", Term Loan Percentage or Total Percentage".

     ss.1.14. Exhibit F. Exhibit F of the Credit Agreement is hereby deleted in its entirety and replaced by the Exhibit F attached hereto.

     ss.2. Amendment to Security and Pledge Agreements. Subject to the satisfaction of the conditions precedent set forth in ss.4 hereof, each of the Security and Pledge Agreements is hereby amended by inserting in ss.17 of each such Security and Pledge Agreement after the phrase "its ratable share of such payments" the phrase "in accordance with Section 12(d) of the Credit Agreement".

     ss.3. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

     (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

     (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     ss.4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of each of the following, each in form and substance satisfactory to the Agent and the Lenders:

     (a) this Amendment signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

     (b) that certain Assignment and Acceptance to be entered into contemporaneously herewith between FNBB and Heller Financial with respect to a certain portion of the Term Loan, with the written consent of the Agent and the Borrowers with respect thereto;

     (c) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.2 hereof are true and correct on and as of date hereof; and

     (d) such other certificates, documents, or instruments with respect to this Amendment, as the Agent or the Lenders may reasonably request.

     ss.5. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement, the Security and Pledge Agreements, and the other Loan Documents shall remain in full force and effect. Each of the Borrowers confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement, the Security and Pledge Agreements, and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement, the Security and Pledge Agreements, and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     ss.6. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: /s/ THOMAS J. BALDWIN
                                          --------------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Senior Vice President - Finance
                                      and CFO


                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      IMPERIAL BANK

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)


                                      By: /s/ THOMAS J. BALDWIN
                                          --------------------------------------
                                      Name: Thomas J. Baldwin
                                      Title: Senior Vie President - Finance
                                             and CFO for each of the Guarantors
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                                      -6-


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent


                                      By: /s/ DEBRA ZURKA
                                          --------------------------------------
                                      Name: Debra Zurka
                                      Title: Vice President


                                      IMPERIAL BANK

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________
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                                      -6-


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                      The Borrowers:

                                      MORTON'S RESTAURANT GROUP, INC.
                                      THE PEASANT RESTAURANTS, INC.
                                      MORTON'S OF CHICAGO, INC.


                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      THE FIRST NATIONAL BANK OF BOSTON,
                                       for itself and as Agent

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                      IMPERIAL BANK


                                      By: /s/ Dianne H. Russell
                                          --------------------------------------
                                      Name: Dianne H. Russell
                                      Title: Senior Vice President and Manager

                                      Consented and agreed to, by each of
                                      THE GUARANTORS (as defined in the
                                      Credit Agreement)

                                      By: _____________________________________
                                      Name:____________________________________
                                      Title:___________________________________